UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2008

VERENIUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Cambridge Parkway, Cambridge, MA		02142
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 674-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2008, Verenium Corporation, a Delaware corporation (the “Company”), entered into an amended and restated employment agreement (the “Amended Employment Agreement”) with Carlos A. Riva, the Company’s President, Chief Executive Officer, and a member of the Board of Directors of the Company. The Amended Employment Agreement amends and restates the employment agreement entered into between the Company and Mr. Riva on June 20, 2007 (the “Original Agreement”). In addition, on the same date the Company entered into new employment agreements (the “Employment Agreements”) with each of William H. Baum, Gerald M. Haines II, Mary Ellen Jones, John R. Malloy, Jr., and Janet Roemer (each, an “Executive”).

Pursuant to the terms of the Amended Employment Agreement, Mr. Riva will be paid a monthly base salary of $41,250, and shall be eligible to receive an annual performance-based incentive bonus of up to a maximum of 60% of his base salary earned during such period. Pursuant to the Employment Agreements, the Executives will be paid base salaries at the semi-monthly rates of $15,309.25, $11,666.66, $9,843.75, $12,016.66, and $11,666.66, respectively, and each shall be eligible to receive an annual performance-based incentive bonus up to a maximum of 50% of his or her base salary earned in such period (the bonuses payable to Mr. Riva and each of the Executives being referred to in each case as the “Bonus Amount”).

The Amended Employment Agreement with Mr. Riva amends the terms of the option to purchase one million (1,000,000) shares of Company common stock (the “Options”) Mr. Riva received pursuant to the Original Agreement. Six hundred twenty-four thousand one hundred forty-six (624,146) of the Options will remain time-based options (the “Time Based Options”) and shall vest as originally intended over a 4 year period, with one-twelfth of the Time Based Options vesting on September 30, 2008, and an additional one-twelfth of the Time Based Options vesting on the final day of each quarter of each calendar year thereafter until all Time Based Options have vested. Three hundred seventy-five thousand eight hundred fifty-four (375,854) of the Options will now be performance based options (the “Performance Based Options”) and shall vest seven years from the date of grant of the Options, provided that Mr. Riva remains employed by the Company until such time. The Performance Based Options are also subject to accelerated vesting upon the achievement of specific performance goals to be set by the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”), the achievement of which would cause a portion of the Performance Based Options to be converted to options that will vest in equal monthly installments over a four year period from the date of initial grant (“Converted Performance Based Options”). During the term of the Amended Employment Agreement and the Employment Agreements, Mr. Riva and the Executives shall be entitled to receive benefits similar to those that the Company makes available to other similarly situated employees.

In the event that Mr. Riva or an Executive is terminated without cause or resigns for good reason, the Company shall pay the affected individual’s severance pay in the amount of his or her then-current annual base salary, plus a pro rated Bonus Amount equal to the higher of (i) the individual’s Bonus Amount for the year in which the termination occurs, or (ii) the average Bonus Amount paid to the terminated individual in the two fiscal years prior to his or her termination date (collectively, the “Severance Payment”). The Severance Payment shall be paid in equal installments over a period of twelve months and the terminated individual shall also be eligible to receive twelve months of COBRA payments for health and dental benefits. Additionally, the vesting of the terminated individual’s stock options will accelerate in the event that he or she is terminated without cause or resigns for good reason. The vesting of the terminated individual’s Time Based Options, Converted Performance Based Options and restricted stock will automatically accelerate as if the individual had been employed by the Company for an additional twenty-four months as of the date of the termination and shall no longer be subject to forfeiture or a right to repurchase by the Company as of the date of termination. Additionally, in the case of Mr. Riva, the Board or the Compensation Committee shall determine, based upon certain agreed guidelines, if a portion of the Performance Based Options that, at the time of termination, have not yet become Converted Performance Based Options, should be treated as Converted Performance Based Options and be accelerated as if Mr. Riva had been employed by the Company for an additional twenty-four months as of the date of the termination.

In the event that Mr. Riva or an Executive is terminated without cause or resigns for good reason within fifteen months following the effective date of a change of control of the Company, he or she shall receive all the Severance Payments and benefits described above. In addition, all Time Based Options and Converted Performance Based Options that are unvested shall be immediately accelerated such that they shall be fully vested. Also, the vesting of any Performance Based Options that have not become Converted Performance Based Options shall be accelerated so that such options shall vest in substantially equal monthly installments, commencing from the date of the change in control until the earlier of (x) the original vesting date of such options, or (y) the date which is four years after the change in control.

If payments under the Amended Employment Agreement constitute Section 280G parachute payments that are subject to excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), the Company will pay to the terminated individual an amount equal to the higher of (i) a payment that is reduced so that there would be no excise tax under Section 4999 of the Code, or (ii) a payment (which shall be no more than the total parachute payments contemplated by the Amended Employment Agreement), which after taking into account all applicable taxes, would provide the individual with the largest payment amount on an after-tax basis.

A copy of the Amended Employment Agreement and the standard form of the Employment Agreements will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending September 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERENIUM CORPORATION

Dated: September 26, 2008	By:	/s/ Gerald M. Haines II
	Name:	Gerald M. Haines II
	Title:	Executive Vice President